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                                                              EXHIBIT 23.4

                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-42325) and related Prospectus of Mallinckrodt Inc., and to the incorporation by reference of our reports (a) dated March 6, 1995, with respect to the consolidated statements of operations, stockholders' equity and cash flows of Puritan-Bennett Corporation and subsidiaries for the year ended January 31, 1995, included in the Mallinckrodt Inc. Current Report on Form 8-K/A No. 1 dated June 17, 1998 and (b) dated March 6, 1995, with respect to the consolidated balance sheet of Puritan-Bennett Corporation and subsidiaries as of January 31, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended January 31, 1995, included in the Mallinckrodt Inc. Current Report on Form 8-K/A No. 4 dated June 17, 1998.

                                          /s/ Ernst & Young LLP

Kansas City, Missouri

June 12, 1998